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                                                                   Exhibit 10.13


                            ANIKA THERAPEUTICS, INC.

                CHANGE IN CONTROL, BONUS AND SEVERANCE AGREEMENT

         AGREEMENT made as of June 3, 1999 by and among Anika Therapeutics, Inc., a Massachusetts corporation with its principal place of business in Woburn, Massachusetts (the "Company"), and J. Melville Engle of Acton, Massachusetts (the "Executive"), an individual presently employed as the Chairman, President and Chief Executive Officer of the Company.

         1. PURPOSE. The Company considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. The Board of Directors of the Company (the "Board") recognizes, however, that, as is the case with many publicly held corporations, the possibility of a Change in Control (as defined in Section 2 hereof) exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders. Therefore, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control. Nothing in this Agreement shall be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

         2. CHANGE IN CONTROL. A "Change in Control" shall mean the occurrence of any one of the following events:

              (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act") (other than the Company, any of its subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 51% or more of the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities"); or

              (b) persons who, as of the date hereof, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the date hereof whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Agreement, be considered an Incumbent Director; or


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              (c)  the stockholders of the Company shall approve (A) any consolidation or merger of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 51% of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

         Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred for purposes of the foregoing clause (a) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate voting power represented by the Voting Securities beneficially owned by any person to 51% or more of the combined voting power of all then outstanding Voting Securities; PROVIDED, HOWEVER, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a share split, stock dividend or similar transaction or direct purchase from the Company), then a "Change in Control" shall be deemed to have occurred for purposes of the foregoing clause
(a).

         3. TERMINATING EVENT. A "Terminating Event" shall mean any of the events provided in this Section 3 occurring within eighteen (18) months subsequent to a Change in Control as defined in Section 2:

              (a) termination by the Company of the employment of the Executive with the Company for any reason other than for Cause or the death of the Executive. "Cause" shall mean, and shall be limited to, the occurrence of any one or more of the following events:

                   (i) a willful act of dishonesty by the Executive with respect to any matter involving the Company; or

                   (ii) conviction of the Executive of a crime involving moral turpitude; or

                   (iii) the deliberate or willful failure by the Executive
              (other than by reason of the Executive's physical or mental illness, incapacity or disability) to substantially perform the Executive's duties with the Company and the


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              continuation of such failure for a period of 30 days after delivery by the Company to the Executive of written notice specifying the scope and nature of such failure and its intention to terminate the Executive for Cause.

              A Terminating Event shall not be deemed to have occurred pursuant to this Section 3(a) solely as a result of the Executive being an employee of any direct or indirect successor to the business or assets of the Company, rather than continuing as an employee of the Company following a Change in Control.

              (b) termination by the Executive of the Executive's employment with the Company for Good Reason. "Good Reason" shall mean the occurrence of any of the following events:

                   (i) a substantial adverse change in the nature or scope of the Executive's responsibilities or duties from the responsibilities or duties exercised by the Executive immediately prior to the Change in Control, it being understood by the parties hereto, that so long as the Executive retains primary management responsibilities for the business conducted by Anika immediately prior to the Change in Control, Good Reason shall not exist under this Section 3(b)(i); or

                   (ii) a reduction in the Executive's annual base salary and/or benefits as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary and/or benefits reductions similarly affecting all or substantially all management employees.

         For purposes of this Section 3, unless the context otherwise requires, Company shall mean the Company or any successor thereto or to the business thereof in a transation involving a Change in Control.

         4. SPECIAL TERMINATION PAYMENTS. In the event a Terminating Event occurs within eighteen (18) months after a Change in Control in lieu of any payments under the Employment Letter (as hereinafter defined),

              (a) the Company shall pay to the Executive, in addition to the payment, if any, required by Section 5, an amount equal to 100% of the Executive's annual salary as in effect immediately prior to the Change in Control, said amount shall be paid in one lump sum payment no later than thirty-one (31) days following the Date of Termination (as such term is defined in Section 9(b)); and


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              (b)  the Company shall forgive all outstanding loans from the
         Company to the Executive, although the Executive understands that this is a taxable event; and

              (c) the Company shall continue to provide health, dental, long-term disability, life insurance and other fringe benefits to the Executive, on the same terms and conditions as though the Executive had remained an active employee, for twelve (12) months; and

              (d) the Company shall provide COBRA benefits to the Executive following the end of the period referred to in Section 4(c) above, such benefits to be determined as though the Executive's employment had terminated at the end of such period.

         5. PAYMENT UPON EFFECTIVE DATE OF CHANGE IN CONTROL. Upon the effective date of a Change in Control, regardless of whether a Terminating Event has occurred, in addition to any other payment required by Section 4, the Company shall pay the Executive an amount in cash representing one hundred and fifty percent (150%) of the Executive's annual salary as in effect immediately prior to the Change in Control. Said amount shall be paid in one lump sum payment no later than thirty-one (31) days following the effective date of a Change in Control.

         6. CERTAIN LIMITATIONS. It is the intention of the Executive and of the Company that no payments by the Company to or for the benefit of the Executive under this Agreement or any other agreement or plan, if any, pursuant to which the Executive is entitled to receive payments or benefits shall be nondeductible to the Company by reason of the operation of Section 280G of the Code relating to parachute payments or any like statutory or regulatory provision. Accordingly, and notwithstanding any other provision of this Agreement or any such agreement or plan, if by reason of the operation of said
Section 280G or any like statutory or regulatory provision, any such payments exceed the amount which can be deducted by the Company, such payments shall be reduced to the maximum amount which can be deducted by the Company. To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of the Executive, such excess payments shall be refunded to the Company with interest thereon at the applicable Federal rate determined under Section 1274(d) of the Code, compounded annually, or at such other rate as may be required in order that no such payments shall be nondeductible to the Company by reason of the operation of said Section 280G or any like statutory or regulatory provision. To the extent that there is more than one method of reducing the payments to bring them within the limitations of said Section 280G or any like statutory or regulatory provision, the Executive shall determine which method shall be followed, provided that if the Executive fails to make such determination within forty-five (45) days after the Company has given notice of


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the need for such reduction, the Company may determine the method of such reduction in its sole discretion.

         7. TERM. This Agreement shall take effect on the date first set forth above and shall terminate upon the earliest of (a) the termination by the Company of the employment of the Executive for Cause; (b) the resignation or voluntary termination of the Executive for any reason prior to a Change in Control; or (c) the resignation of the Executive after a Change in Control for any reason other than for Good Reason.

         8. WITHHOLDING. All payments made by the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law.

         9.   NOTICE AND DATE OF TERMINATION; DISPUTES; ETC.

              (a) NOTICE OF TERMINATION. After a Change in Control and during the term of this Agreement, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with this Section 9. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and the Date of Termination. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (exclusive of the Executive) at a meeting of the Board (after reasonable notice to the Executive and an opportunity for the Executive, accompanied by the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the termination met the criteria for Cause set forth in
         Section 3(a) hereof.

              (b) DATE OF TERMINATION. "Date of Termination," with respect to any purported termination of the Executive's employment after a Change in Control and during the term of this Agreement, shall mean the date specified in the Notice of Termination. In the case of a termination by the Company other than a termination for Cause (which may be effective immediately), the Date of Termination shall not be less than 30 days after the Notice of Termination is given. In the case of a termination by the Executive, the Date of Termination shall not be less than 15 days from the date such Notice of Termination is given. Notwithstanding
         Section 3(a) of this Agreement, in the event that the Executive gives a Notice of Termination to the Company, the Company may unilaterally accelerate the Date of Termination and such acceleration shall not result in a second Terminating Event for purposes of Section 3(a) of this Agreement.


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              (c)  NO MITIGATION. The Company agrees that, if the Executive's employment by the Company is terminated during the term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Sections 4 and 5 hereof. Further, the amount of any payment provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

              (d) MEDIATION OF DISPUTES. The parties shall endeavor in good faith to settle within 90 days any controversy or claim arising out of or relating to this Agreement or the breach thereof through mediation with JAMS/Endispute or similar organizations. If the controversy or claim is not resolved within 90 days, the parties shall be free to pursue other legal remedies in law or equity.

         10. ASSIGNMENT; PRIOR AGREEMENTS; NON-SOLICITATION. Except for an assignment by the Company in connection with a Change in Control in which the successor, if other than the Company, shall assume and agree to perform this Agreement in writing, neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party, and without such consent any attempted transfer shall be null and void and of no effect. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive's death after a Terminating Event but prior to the completion by the Company of all payments due him under Sections 4 and 5 of this Agreement, the Company shall continue such payments to the Executive's beneficiary designated in writing to the Company prior to his death (or to his estate, if the Executive fails to make such designation). This Agreement supercedes all prior Agreements, whether written or oral with respect to the subject matter hereof. Notwithstanding the foregoing: (A) Section 4 of that certain Employment Letter dated September 24, 1996 (the "Employment Letter"), shall govern any termination of the Executive's employment with the Company (i) prior to the effective date of a Change in Control or (ii) following the expiration of eighteen (18) months after a Change in Control; this Agreement shall govern in the event of any termination of Executive's employment with the Company during the eighteen (18) months after a Change in Control; and (B) that certain Non-Disclosure and Non-Competition Agreement of August 1997 by and between Executive and the Company shall remain in full force and effect in accordance with its terms.

         Executive covenants to the Company that during his employment with the Company and until one (1) year from the date he is no longer employed by the Company, any


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affiliate thereof or any successor thereto, he will not in any manner, on his own behalf, or as a partner, officer, director, employee, agent or entity, directly or indirectly, induce or attempt to influence any person serving as an employee of the Company or any successor thereto to leave its employ or hire any such person.

         11. ENFORCEABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         12. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         13. NOTICES. Any notices, requests, demands, and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Company, or to the Company at its main office, attention of the Board of Directors.

         14. EFFECT ON OTHER PLANS. Except as provided in Section 10 hereof, nothing in this Agreement shall be construed to limit the rights of the Executive under the Company's benefit plans, programs or policies.

         15. AMENDMENT. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company.

         16. GOVERNING LAW. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts.

         17. OBLIGATIONS OF SUCCESSORS. In addition to any obligations imposed by law upon any successor to the Company, the Company will use its commercially reasonable efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.


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         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company by their duly authorized officers and by the Executive, as of the date first above written.


                                  COMPANY:

                                  ANIKA THERAPEUTICS, INC.

                                  By: /s/ Sean Moran
                                      -------------------------------------
                                      Name: Sean Moran
                                      Title: Chief Financial Officer

                                  EXECUTIVE:

                                  /s/ J. Melville Engle
                                  ------------------------------------------
                                  J. Melville Engle


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